SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.  )

 Filed by the Registrant [ X ]
 Filed by a Party other than the Registrant [  ]

 Check the appropriate box:
 [  ]     Preliminary Proxy Statement
 [  ]     Confidential for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
 [  ]     Definitive Proxy Statement
 [X ]     Definitive Additional Materials
 [  ]     Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

          Talley Industries, Inc.
          (Name of Registrant as Specified in Its Charter)


          (Name of Person(s) Filing Proxy Statement if other than the Registrant)
 Payment of Filing Fee (Check the appropriate box):
 [  ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
          Item 22(a)(2) of Schedule 14A.
 [  ]     $500 per each party to the controversy pursuant to Exchange Act
          Rule 14a-6(i)(3).
 [  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          1)   Title of each class of securities to which transaction applies:

          2)   Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          4)   Proposed maximum aggregate value of transaction:

          5)   Total Fee Paid:

 [  ]     Fee paid previously with preliminary materials.
 [  ]     Check box if any part of the fee is offset as provided by Exchange Act Rule
 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
 Identify the previous filing by registration statement number, or the Form or
 Schedule and the date of its filing.

         (1)  Amount Previously Paid:

         (2)  Form, Schedule or Registration Statement No.:

         (3)  Filing Party:

         (4)  Date Filed:

                                  March 20, 1996


To Participants in the Talley Savings Plus 401-K Plan:

     As a participant in the Talley Savings Plus 401-K Plan, we recently mailed to you a package of documents, including the Company's 1995 Annual Report to Stockholders and the Company's Proxy Statement, in connection with the upcoming Annual Meeting of Stockholders of Talley Industries, Inc. As a participant in the TSP Plan, you are entitled to vote at the meeting on the election of directors and certain other matters that are to be voted upon by the stockholders at the meeting.

     I was just informed that some of you received voting instruction cards that were intended for stockholders who do not participate in the TSP. The correct voting instruction cards permit you to direct the voting of the shares of stock allocated to your account. In addition, some of you may have received a return envelope that did not fit the cards. I apologize for any confusion or inconvenience this may have caused you. Furthermore, I want to assure you that every possible step will be taken in the future to avoid similar problems.

     Unfortunately, we can not determine how many and which participants were affected by these mistakes. The reason for this is that only Marshall & Ilsley Trust Company, the Plan Trustee who receives the voting instruction cards and tabulates the voting, has access to the cards. Consequently, after consultation with the Plan Trustee, we decided to mail new voting instruction cards and return envelopes to all participants. The cards and envelope are enclosed with this letter. I believe that it is important that every participant be assured of the opportunity to vote at the Annual Meeting.

     After you have reviewed the Proxy Statement and Annual Report previously mailed to you, please mark, date, sign and return both of the enclosed voting instruction cards to Marshall & Ilsley Trust Company of Arizona in the enclosed envelope as soon as possible. Please complete these steps even if you have already returned your cards. I want there to be no possibility of any problem with your vote.

     In connection with the matters to be voted upon at the meeting, the Company's Board of Directors unanimously recommends a vote FOR each of the four regular and two special nominees for director listed in the Proxy Statement, FOR approval of the 1996 Comprehensive Stock Plan, FOR approval of the 1996 Non-employee Director Stock Plan and AGAINST the stockholder proposal.

     If your voting instructions are not received, the shares allocated to your account will not be voted. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so even if you have previously voted.

                                   Sincerely,



                                   Mark S. Dickerson